                                                                   EXHIBIT 23.01



                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
of Niku Corporation:

We consent to incorporation by reference in the registration statements (Nos. 333-31318, 333-44988, 333-50184, 333-54404, 333-56402, 333-69196, 333-85918,
333-90224, 333-90554, and 333-102891) on Forms S-8 and S-3 of Niku Corporation
of our report dated February 21, 2003, except as to Note 12, which is as of March 16, 2003, and Note 18, which is as of April 15, 2003, relating to the consolidated balance sheets of Niku Corporation and subsidiaries as of January 31, 2003 and 2002, and the related consolidated statements of operations and comprehensive loss, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended January 31, 2003, and the related schedule, which report appears in the January 31, 2003, annual report on Form 10K of Niku Corporation.

                                        /s/ KPMG LLP


Mountain View, California
April 15, 2003